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                                                                    Exhibit 10.9


                               PURCHASE AGREEMENT

            Jesse Pittore and Richard Westin collectively known as purchasers ("Purchaser") and The Agemark Corporation ("Seller") enter into this Purchase Agreement ("Agreement") for the Seller to transfer to the Purchaser its entire Limited Liability Company (LLC) interest("Interests") in a property commonly known as The Kensington Algonquin, which is located at One Baltimore Street, Cumberland, MD 21502 ("Property") on the terms and conditions contained in this Agreement. The Interests in the Property and property itself are being sold in "as is" condition; Seller makes no representations or warrantees of any kind regarding the condition or suitability of the property for Purchaser's use. This sale includes all interests in the LLC, which owns the Property. The sale also includes any and all interests in the underlying real estate including all improvements, structures, fixtures, van and/or equipment leases, transferable licenses of any kind, inventories of food and supplies on hand at the Closing, and all personal property and other assets of any kind owned by Seller used in connection with the operation of the Property.

             1. Consideration. The Purchaser shall pay the Seller for the Property the sum of Three Million Three Hundred Thousand ($3,300,000) less credits and offsets by check at the Closing.

            2 Closing. The Closing of the sale shall take place at a time and location agreed upon by the parties.

            3. Possession. The Purchaser shall receive possession of the premises as soon as the Closing is completed.

            4. Survey. The Purchaser shall have the opportunity to complete a boundary and improvements survey in order to satisfy itself as to any and all issues pertaining to the underlying Property boundaries, easements, and improvements thereon. The Purchaser shall pay for the survey.

            5. Environmental Inspection. Purchaser, at its sole cost and expense, shall have the right to perform environmental inspections to satisfy itself as to the condition of the underlying Property. Such inspections must be completed within thirty (30) days of the Auction Sale date. Upon the completion of such environmental inspections, the property shall be restored to its exact condition, as it existed prior to such inspections. Prior to the thirty (30) day cut off period, the Purchaser shall notify the Seller of its decision on the acceptability of the environmental condition of the underlying Property. The failure to provide such notice shall conclusively presume that the underlying Property was acceptable and this condition has been waived.

            6. Purchase in "As Is" Condition. The Purchaser of the underlying Property including all buildings and improvements thereon agrees to take the Property in "as is" condition except for a credit in escrow of $200,000 for elevator and kitchen renovations


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and deferred maintenance. Seller makes no representations as to the condition of the underlying Property or the suitability of the underlying Property for the Purchaser's use.

            7. Confidentiality & Non-Disclosure. Because of the potential adverse consequences (loss of marketing and leasing credibility) to the business relating to disclosure of a potential sale or change of management, the parties hereto agree to maintain strict confidentiality and non-disclosure of any matters addressed in this Agreement or in relation to the sale of this Property. Public disclosure of the transaction shall not occur until after the Closing.

            8. Property Taxes, Rents & Resident Deposits. The Seller shall pay any real and personal property taxes that are due and payable by the date of the Closing, with proration. The Purchaser shall pay all real and personal property taxes that are due after the date of the Closing. The Seller shall pay all assessments that are levied against the premises on or before the date of the Closing, whether due in installments or otherwise, at or before the Closing, without proration. At the close of escrow Seller will credit Purchaser with an amount equal to all the Security deposits being held by Seller for the benefit of the residents of the underlying Property.

             9. Title Insurance. At the Seller's expense, the Seller shall furnish the Purchaser with an owner's policy of title insurance in the standard American Land Title Association form, certified to the date of the Closing, in the amount of the Purchase Price. Within fifteen (15) days after the effective date of this Agreement, the Seller shall provide the Purchaser with a commitment for the title insurance that shows that the Seller has good and marketable title. The Purchaser may raise any objections to the exceptions or encumbrances shown on the commitment within fifteen (15) days after the Purchaser receives the commitment by giving written notice to the Seller. If the Purchaser raises a title objection, the Purchaser shall not be required to close this transaction unless the Seller cures the objection or the Purchaser waives its objection. The Seller shall be required to cure the objection, if it is feasible to do so. The Seller shall take all reasonable action to remove the exception or the encumbrance from the chain of title, in order to remove it from the commitment and the policy. The title insurance policy shall include a tax lien search certified to the date of the Closing that shows no tax liens against the premises. 10. Warranties by the Seller. The Seller warrants to the Purchaser and shall certify to the Purchaser at the Closing as follows:

                  a) The Seller has full authority to enter into and perform this Agreement in accordance with its conditions, without breaching or defaulting on any obligation or commitment that the Seller has to any third parties.

                  b) Except as disclosed in this Agreement, the Seller is not a party to any Agreement or otherwise bound under any obligation


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                        with any other party who has the right to purchase the
                        premises.

                  c) Except as otherwise stated in this Agreement, the Seller's interest in the premises will be transferred to the Purchaser at the Closing, so long as Purchaser's price is the highest price resulting from the Auction Sale.

                  d) There are no suits, actions, or proceedings pending or, to the best of the Seller's knowledge, threatened by any party, including governmental authorities or agencies, against or involving the underlying premises or to which the Seller is or may become a party in connection with the underlying premises.

                  e)    The Seller has no notice or knowledge of

                        1) Any planned or commenced public improvements that
                           might result in special assessments or otherwise directly and materially affect the underlying premises;

                        2) Any government agency or court order requiring
                           repairs, alterations, or corrections of any existing conditions.

            11. Warranties by Purchaser. The Purchaser warrants to the Seller and shall certify to the Seller at the Closing that the individual signing on behalf of the Purchaser has full authority to enter into and perform this Agreement in accordance with its conditions, without breaching or defaulting on any obligation relevant to this Agreement.

            12. Survival of Warranties. The warranties of the parties to this Agreement shall survive the Closing.

            13. Conditions precedent for Performance by Purchaser. The obligation of Purchaser to consummate the sale contemplated by this Agreement is subject to the fulfillment or waiver of the following conditions before Closing. Any waiver of such conditions must be in writing and signed by the Purchaser.

                  a) Each of the Seller's warranties shall be true as though made again on the Closing date and no warranty shall be breached before the Closing.

                  b) The Seller shall perform and comply with all its obligations under this Agreement by the Closing.


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                  c)    There shall be no material adverse change in the
                        condition of the underlying Property and no encumbrance on the title to the underlying Property except as are otherwise acceptable to the Purchaser.

            14. Conditions Precedent to Performance by Seller. The obligation of the Seller to consummate the sale contemplated by this Agreement shall be subject to the fulfillment of the following conditions before the Closing. The Seller may waive these conditions in writing.

                  a) Each of the Purchaser's warranties shall be true as though made again on the Closing date, and no warranty shall be breached before the Closing; and

                  b) The Purchaser shall perform and comply with all its obligations under this Agreement by the Closing.

            15. Termination. If either the Purchaser or the Seller is not obligated to complete this Agreement because a condition precedent is not met, that party may terminate this Agreement by notifying the other party of the intention to terminate this Agreement and the reason. The Purchaser or the Seller may waive any obligations of the other party without prejudicing the right to subsequently assert other conditions or to make a claim against the other party for the breach of a condition or warranty.

            16. Amendments. This Agreement may be amended only by a written document signed by each of the parties to this Agreement.

            17. Successors and Assigns. This Agreement shall bind and benefit the parties and their successors and assigns.

            18. Notices. Any notices required by this Agreement shall be served personally or by registered mail, certified receipt requested, to the party for whom it is intended at the address listed at the beginning of this Agreement.

            19. Effective Date. This Agreement shall be effective when all the parties listed below have signed this Agreement.

            20. Additional Conditions.

                  a) This Sale is subject to Purchaser being the highest Bidder at the Auction Sale.

                  b) This Sale is subject to all the terms and conditions of the companion document entitled Auction Sale, Notice of Sale, Call for Bids and Notice of Auction.

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PURCHASER: ___________________________Date______________
            (Signature)

Print Name_____________________________

Address________________________________

       ________________________________





PURCHASER: ___________________________Date______________
            (Signature)

Print Name_____________________________

Address________________________________

       ________________________________



SELLER: ________________________________Date______________
               (Signature)


Print Name_____________________________

Address________________________________

       ________________________________


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